UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): September 24, 2025

MARTIN MIDSTREAM PARTNERS L.P.
(Exact name of Registrant as specified in its charter)

Delaware	000-50056	05-0527861
(State of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)
4200 Stone Road
Kilgore, Texas 75662
(Address of principal executive offices) (Zip code)
Registrant's telephone number, including area code: (903) 983-6200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units representing limited partnership interests	MMLP	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the
Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

          On September 24, 2025, Martin Operating Partnership L.P. (the “Operating Partnership”), a wholly owned subsidiary of Martin Midstream Partners L.P. (the “Partnership”), the Partnership and certain of the Partnership’s other subsidiaries entered into a Second Amendment to Fourth Amended and Restated Credit Agreement (the “Second Amendment”) with Royal Bank of Canada, as administrative agent and collateral agent, and the lenders party thereto, which amends the Fourth Amended and Restated Credit Agreement, dated effective as of February 8, 2023 (as previously amended, the “Credit Agreement”).

The Second Amendment amended the Credit Agreement to, among other things:

•extend the maturity date of amounts outstanding and the lenders’ commitments under the Credit Agreement from February 8, 2027 to November 16, 2027;
•decrease the amount available for the Operating Partnership to borrow under the Credit Agreement on a revolving credit basis from $150.0 million to $130.0 million; and
•adjust the financial covenants as described in more detail below:
◦require the Operating Partnership to maintain a minimum Interest Coverage Ratio (as defined in the Credit Agreement) of at least 1.75 to 1.00 for the fiscal quarter ended March 31, 2025 and each fiscal quarter thereafter;
◦require the Operating Partnership to maintain a maximum Total Leverage Ratio (as defined in the Credit Agreement) of not more than 4.50 to 1.00 for the fiscal quarters ended March 31, 2025 and June 30, 2025, and stepping up to 4.75 to 1.00 for the fiscal quarter ending September 30, 2025 and each fiscal quarter thereafter; and
◦require the Operating Partnership to maintain a maximum First Lien Leverage Ratio (as defined in the Credit Agreement) of not more than 1.25 to 1.00 for the fiscal quarter ended March 31, 2025 and each fiscal quarter thereafter.

The foregoing description of the Second Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Amendment, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 regarding the Second Amendment is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)      Exhibits

Exhibit Number	Description
10.1
Second Amendment to Fourth Amended and Restated Credit Agreement, dated as of September 24, 2025, by and among Martin Operating Partnership L.P., as borrower, Martin Midstream Partners L.P., as guarantor, the other guarantors party thereto, the financial institutions party thereto as lenders and Royal Bank of Canada, as administrative agent and collateral agent.

99.1	Press release, dated September 24, 2025
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document (contained in Exhibit 101).

 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARTIN MIDSTREAM PARTNERS L.P. By: Martin Midstream GP LLC, Its General Partner
Date: September 24, 2025	By: /s/ Sharon L. Taylor
Sharon L. Taylor
Executive Vice President and Chief Financial Officer